AMICAS, INC.

Confirming Statement


This Statement confirms that the undersigned, Stephen J. Lifshatz has authorized and designated Stephen N. Kahane, Peter A. McClennen,
Joseph D. Hill, Kevin Burns or Scott Areglado to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) and the Form ID Application for Edgar
Access Codes the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of AMICAS, Inc. The authority of Stephen N. Kahane, Peter A. McClennen, Joseph D. Hill, Kevin Burns or Scott Areglado under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of AMICAS, Inc., unless earlier revoked in writing.
The undersigned acknowledges that none of Stephen N. Kahane, Peter A. McClennen, Joseph D. Hill, Kevin Burns or Scott Areglado is assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.


6/5/06				By: /s/ Stephen J. Lifshatz
Date			    	         Stephen J. Lifshatz